Exhibit 99.1

News Release Contact: Michael Stivala Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. Announces

Full Year and Fourth Quarter Results

Whippany, New Jersey, November 14, 2013 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, today announced results for its fourth quarter and fiscal year ended September 28, 2013.

Fiscal Year 2013 Results

For comparative purposes, fiscal 2013 included 52 weeks of operations compared to 53 weeks in fiscal 2012. In addition, the variances in year-over-year results were primarily attributable to the inclusion of the retail propane operations of Inergy, L.P. (“Inergy Propane”) acquired on August 1, 2012, as well as improvements in the operating performance in the Partnership’s legacy operations. Net income for fiscal 2013 amounted to $78.8 million, or $1.35 per Common Unit, compared to $0.6 million, or $0.02 per Common Unit, in fiscal 2012. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal 2013 amounted to $305.2 million, compared to $86.4 million for fiscal 2012.

Net income and EBITDA for fiscal 2013 included: (i) $10.6 million in expenses related to the ongoing integration of Inergy Propane; (ii) $7.0 million in charges related to the Partnership’s voluntary withdrawal from multi-employer pension plans covering certain employees acquired in the Inergy Propane acquisition; and (iii) a loss on debt extinguishment of $2.1 million. Net income and EBITDA for fiscal 2012 included: (i) $17.9 million in acquisition-related costs associated with the Inergy Propane acquisition; (ii) a charge of $4.5 million associated with a legal settlement; (iii) a $2.1 million non-cash charge from a loss on disposal of an asset in the Partnership’s natural gas and electricity business; and (iv) a loss on debt extinguishment of $2.2 million. Excluding the effects of these charges, as well as the unrealized (non-cash) mark-to-market adjustments on derivative instruments in both years, Adjusted EBITDA (as defined and reconciled below) amounted to $329.3 million for fiscal 2013, compared to Adjusted EBITDA of $108.5 million in fiscal 2012.

In announcing these results, President and Chief Executive Officer Michael J. Dunn, Jr., said, “We are very pleased with our results for fiscal 2013. Although we experienced unseasonably warm temperatures during the most critical months of the fiscal 2013 heating season, our people and our combined businesses responded when colder than normal weather arrived later in the season.”

Addressing the ongoing Inergy Propane integration efforts, Mr. Dunn said, “We have made tremendous progress toward integrating the Inergy Propane business during fiscal 2013. Our employees at all levels of the organization have worked tirelessly throughout the year to successfully complete all of the detailed integration tasks that had been set for fiscal 2013. Through these efforts, we were able to achieve our synergies target of $15.0 million for fiscal 2013. Although there is much work yet to be done to fully integrate the businesses, we will suspend our integration efforts at this time in order to focus on delivering exceptional customer service during the upcoming heating season, and will resume our integration activities in March 2014.”

Concluding his remarks, Mr. Dunn said, “Despite the increased size of our business and the increased working capital needs, for the seventh consecutive year we continued to fund all of our working capital requirements from on hand cash without the need to borrow under our revolving credit facility and ended the fiscal year with more than $107.0 million of cash. Additionally, as previously reported, we took steps to further strengthen our balance sheet by redeeming $157.3 million of debt in fiscal 2013 with a combination of proceeds from a successful equity offering and cash on hand.”

Retail propane gallons sold for fiscal 2013 increased 250.8 million gallons, or 88.4%, to 534.6 million gallons from 283.8 million gallons in fiscal 2012. Sales of fuel oil and other refined fuels also increased 88.4%, to 53.7 million gallons from 28.5 million gallons in the prior year. The increase in volumes sold was primarily attributable to the inclusion of the Inergy Propane operations for a full year, as well as increases in the Partnership’s legacy operations resulting from average temperatures that were closer to normal compared to the prior year’s record warm temperatures. According to the National Oceanic and Atmospheric Administration (“NOAA”), average temperatures (as measured by heating degree days) across all of the Partnership’s service territories during fiscal 2013 were 4% warmer than normal as a result of colder than normal weather late in the heating season, compared to 14% warmer than normal in the prior year.

Fourth Quarter 2013 Results

The fourth quarter of fiscal 2013 included 13 weeks of operations, compared to 14 weeks in the prior year fourth quarter, and includes a full quarter of results for the Inergy Propane business, compared to nine weeks in the prior year fourth quarter.

Consistent with the seasonal nature of the propane and fuel oil businesses, the Partnership typically reports a net loss for its fiscal fourth quarter. Net loss in the three months ended September 28, 2013 was $63.1 million, or $1.05 per Common Unit, compared to a net loss of $62.8 million, or $1.32 per Common Unit, for the fourth quarter of fiscal 2012.

Net loss and EBITDA for the fourth quarter of fiscal 2013 included: (i) $4.6 million in expenses related to the ongoing integration of Inergy Propane; (ii) a $1.0 million charge related to the Partnership’s voluntary withdrawal from multi-employer pension plans covering certain employees acquired in the Inergy Propane acquisition; and (iii) a loss on debt extinguishment of $2.1 million. Net loss and EBITDA for the fourth quarter of fiscal 2012 included: (i) $12.0 million in acquisition-related costs associated with the Inergy Propane acquisition; (ii) $4.5 million in expenses associated with a legal settlement; and (iii) a loss on debt extinguishment of $1.7 million. Excluding these items and the effects of unrealized (non-cash) mark-to-market adjustments on derivative instruments used in risk management activities in both quarters, Adjusted EBITDA for the fourth quarter of fiscal 2013 improved to $1.9 million, compared to $0.1 million for the fourth quarter of fiscal 2012.

Retail propane gallons sold in the fourth quarter of fiscal 2013 increased 7.7 million gallons to 78.3 million gallons compared to 70.6 million gallons in the prior year fourth quarter. Sales of fuel oil and other refined fuels increased 0.4 million gallons to 6.3 million gallons during the fourth quarter of fiscal 2013. The increase in volumes sold in both segments was primarily attributable to the inclusion of the Inergy Propane operations for the entire quarter.

On October 24, 2013, the Partnership announced that its Board of Supervisors had declared a quarterly distribution of $0.8750 per Common Unit for the three months ended September 28, 2013. This quarterly distribution rate equates to an annualized rate of $3.50 per Common Unit, which represents a growth rate of 2.6% when compared to the annualized rate of $3.41 per Common Unit as of the end of fiscal year 2012. The distribution was paid on November 12, 2013 to Common Unitholders of record as of November 5, 2013.

Suburban Propane Partners, L.P. is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of more than 1.2 million residential, commercial, industrial and agricultural customers through more than 750 locations in 41 states.

This press release contains certain forward-looking statements relating to future business expectations and financial condition and results of operations of the Partnership, based on management’s current good faith expectations and beliefs concerning future developments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements, including the following:

•	The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	Volatility in the unit cost of propane, fuel oil and other refined fuels and natural gas, the impact of the Partnership’s hedging and risk management activities, and the adverse impact of price increases on volumes as a result of customer conservation;

•	The expected cost savings from the Inergy Propane Acquisition may not be fully realized or realized within the expected timeframe;

•	The Partnership’s revenue from the Inergy Propane Acquisition may be lower than expected;

•	Costs of the integration of the business of Inergy Propane into that of the Partnership may be greater than expected;

•	The ability of the Partnership to compete with other suppliers of propane, fuel oil and other energy sources;

•	The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;

•	The ability of the Partnership to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;

•	The ability of the Partnership to retain customers or acquire new customers;

•	The impact of customer conservation, energy efficiency and technology advances on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	The ability of management to continue to control expenses;

•	The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming, derivative instruments and other regulatory developments on the Partnership’s business;

•	The impact of changes in tax regulations that could adversely affect the tax treatment of the Partnership for federal income tax purposes;

•	The impact of legal proceedings on the Partnership’s business;

•	The impact of operating hazards that could adversely affect the Partnership’s operating results to the extent not covered by insurance;

•	The Partnership’s ability to make strategic acquisitions and successfully integrate them, including but not limited to Inergy Propane;

•	The impact of current conditions in the global capital and credit markets, and general economic pressures;

•	The operating, legal and regulatory risks the Partnership may face; and

•	Other risks referenced from time to time in filings with the Securities and Exchange Commission (“SEC”) and those factors listed or incorporated by reference into the Partnership’s Annual Report under “Risk Factors.”

Some of these risks and uncertainties are discussed in more detail in the Partnership’s Annual Report on Form 10-K for its fiscal year ended September 29, 2012 and other periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

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Suburban Propane Partners, L.P. and Subsidiaries

Consolidated Statements of Operations

For the Three and Twelve Months Ended September 28, 2013 and September 29, 2012

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Revenues
Propane	$193,004	$176,852	$1,357,103	$843,648
Fuel oil and refined fuels	22,990	22,026	208,957	114,288
Natural gas and electricity	15,179	15,541	79,432	67,419
All other	12,499	11,926	58,114	38,103

	243,672	226,345	1,703,606	1,063,458
Costs and expenses
Cost of products sold	121,630	118,308	861,905	599,059
Operating	109,875	96,168	469,496	298,772
General and administrative	13,785	18,789	64,845	59,020
Acquisition-related costs	—	11,966	—	17,916
Depreciation and amortization	37,037	23,128	130,384	47,034

	282,327	268,359	1,526,630	1,021,801
Operating (loss) income	(38,655)	(42,014)	176,976	41,657
Loss on debt extinguishment	2,144	1,742	2,144	2,249
Interest expense, net	22,143	18,891	95,427	38,633

(Loss) income before provision for income taxes	(62,942)	(62,647)	79,405	775
Provision for income taxes	177	197	607	137

Net (loss) income	$(63,119)	$(62,844)	$78,798	$638

Net (loss) income per Common Unit - basic	$(1.05)	$(1.32)	$1.35	$0.02

Weighted average number of Common Units outstanding - basic	60,356	47,790	58,378	38,848

Net (loss) income per Common Unit - diluted	$(1.05)	$(1.32)	$1.34	$0.02

Weighted average number of Common Units outstanding - diluted	60,356	47,790	58,600	38,990

Supplemental Information:
EBITDA (a)	$(3,762)	$(20,628)	$305,216	$86,442
Adjusted EBITDA (a)	$1,941	$101	$329,253	$108,536
Retail gallons sold:
Propane	78,265	70,607	534,621	283,841
Refined fuels	6,271	5,917	53,710	28,491
Capital expenditures:
Maintenance	$1,981	$1,389	$8,282	$9,245
Growth	$4,675	$1,703	$19,541	$8,231

(more)

(a)	EBITDA represents net income before deducting interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA excluding the unrealized net gain or loss on mark-to-market activity for derivative instruments and certain other items, as applicable, as provided in the table below. Our management uses EBITDA and Adjusted EBITDA as measures of liquidity and we are including them because we believe that they provide our investors and industry analysts with additional information to evaluate our ability to meet our debt service obligations and to pay our quarterly distributions to holders of our Common Units.

EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United States of America (“US GAAP”) and should not be considered as an alternative to net income or net cash provided by operating activities determined in accordance with US GAAP. Because EBITDA and Adjusted EBITDA as determined by us excludes some, but not all, items that affect net income, they may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other companies.

The following table sets forth (i) our calculations of EBITDA and Adjusted EBITDA and (ii) a reconciliation of Adjusted EBITDA, as so calculated, to our net cash provided by operating activities:

	Three Months Ended		Twelve Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net (loss) income	$(63,119)	$(62,844)	$78,798	$638
Add:
Provision for income taxes	177	197	607	137
Interest expense, net	22,143	18,891	95,427	38,633
Depreciation and amortization	37,037	23,128	130,384	47,034

EBITDA	(3,762)	(20,628)	305,216	86,442
Unrealized (non-cash) (gains) losses on changes in fair value of derivatives	(2,015)	2,521	4,318	(4,649)
Integration-related costs	4,574	—	10,575	—
Multi-employer pension plan withdrawal charge	1,000	—	7,000	—
Loss on debt extinguishment	2,144	1,742	2,144	2,249
Acquisition-related costs	—	11,966	—	17,916
Loss on legal settlement	—	4,500	—	4,500
Loss on asset disposal	—	—	—	2,078

Adjusted EBITDA	1,941	101	329,253	108,536
Add / (subtract):
Provision for income taxes	(177)	(197)	(607)	(137)
Interest expense, net	(22,143)	(18,891)	(95,427)	(38,633)
Unrealized (non-cash) gains (losses) on changes in fair value of derivatives	2,015	(2,521)	(4,318)	4,649
Integration-related costs	(4,574)	—	(10,575)	—
Multi-employer pension plan withdrawal charge	(1,000)	—	(7,000)	—
Loss on legal settlement	—	(4,500)	—	(4,500)
Acquisition-related costs	—	(11,966)	—	(17,916)
Gain on disposal of property, plant and equipment, net	(652)	(481)	(3,543)	(727)
Compensation cost recognized under Restricted Unit Plans	635	798	3,888	4,059
Changes in working capital and other assets and liabilities	37,793	75,380	2,635	55,642

Net cash provided by operating activities	$13,838	$37,723	$214,306	$110,973

The unaudited financial information included in this document is intended only as a summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Partnership (including the Notes thereto, which set forth important information) contained in its Annual Report on Form 10-K to be filed by the Partnership with the United States Securities and Exchange Commission (“SEC”). Such report, once filed, will be available on the public EDGAR electronic filing system maintained by the SEC.